UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2013

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 18, 2013, Brian Duling resigned as the Chief Financial Officer and Treasurer of Iveda Solutions, Inc. (“Iveda” or the “Company”).

Effective December 1, 2013, Bob Brilon, age 53, has been appointed to serve as the Company’s Chief Financial Officer, Executive Vice President of Business Development, and Treasurer. As Chief Financial Officer and Treasurer, Mr. Brilon will oversee all aspects of the Company’s accounting and finance processes and systems, and will be responsible for the overall financial reporting of the Company. Mr. Brilon will also direct investor relations and capital strategies to support the Company’s growth. Mr. Brilon will report to David Ly, the Company’s President and CEO. Mr. Brilon’s employment will be at-will and subject to the terms of the employment agreement described below.

Mr. Brilon served as the Company’s part time Chief Financial Officer and Treasurer from December 12, 2008 to August 2, 2010. Mr. Brilon currently serves as CFO and Executive Vice President of Business Development for Brain State Technologies, a leading system for Brainwave Optimization with Real-Time BalancingTM and he will be resigning from this position prior to commencing his role with Iveda. Mr. Brilon served as the CEO/CFO for InPlay Technologies (Nasdaq:NPLA), formerly Duraswitch (Nasdaq:DSWT), from 1998 to 2007. Other positions held include CFO at Gietz Master Builders (from 1997 to 1998), Corporate Controller at Rental Service Corp. (NYSE:RRR) from 1995 to 1996, and CFO and VP of Operations at DataHand Systems, Inc. (from 1993 to 1995). Mr. Brilon was CFO at Go-Video (AMEX:VCR) from 1986-1993, manufacturer of the first dual-deck VCR. Mr. Brilon was hired as a result of his substantial experience with investor relations, capital transactions, SEC reporting, financial and business analysis, merger and acquisition assessment, technology development, and P&L management.

Mr. Brilon graduated from the University of Iowa with a Bachelor’s degree in Business Administration. Prior to his experience in the corporate world, Brilon had CPA certification and accumulated four years of audit and tax experience with “Big Four” accounting firms including McGladrey Pullen, Ernst and Young and Deloitte and Touche.

The Company has entered into an employment agreement with Mr. Brilon pursuant to which he will receive an annual base salary of $157,500 and is immediately eligible to accrue up to 25 days of paid time off per year, subject to the Company’s PTO Policies and Procedures. Any disputes regarding termination of employment must be submitted to binding arbitration. In connection with his employment, the Company has authorized the grant to Mr. Brilon of an option to purchase 300,000 shares of Company common stock under the Company’s 2010 Stock Option Plan at an exercise price equivalent to the closing price on the date of the grant, which is his start date (December 1, 2013). The option has a ten year term, vesting 100,000 on the date of grant and 100,000 on each anniversary of the date of grant for the next two years. Mr. Brilon will be eligible to participate in various Company benefit plans, including group health insurance and 401(k) programs, if applicable or once available. Mr. Brilon will also be eligible to participate in an executive bonus and incentive plan which may be approved from time to time by the Company’s compensation committee. The Company may change or eliminate such benefits at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc.
(Registrant)

Date: November 21, 2013	By:	/s/ Luz Berg
Luz Berg Chief Operating Officer and Corporate Secretary